Exhibit 10.44

CONSENT AND THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS CONSENT AND THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”) is entered into as of November 1, 2016, by and among REAL ALLOY RECYCLING, INC., a Delaware corporation, formerly known as Aleris Recycling, Inc., a Delaware corporation (“Real Alloy”), in its capacities as the Borrower Representative and as a Borrower, each of the other Borrowers and Credit Parties signatory to the Revolving Credit Agreement described below, WELLS FARGO BANK, NATIONAL ASSOCIATION, for itself as a Lender, and as agent for the Lenders from time to time party to the Revolving Credit Agreement described below (in such capacity, “Agent”), and the other Lenders signatory hereto.

W I T N E S S E T H:

WHEREAS, the Borrowers, the other Credit Parties, Agent and the Lenders from time to time party thereto are parties to that certain Revolving Credit Agreement, dated as of February 27, 2015, as  amended by that certain First Amendment to Revolving Credit Agreement dated as of May 21, 2015, and as amended by that certain Second Amendment to Revolving Credit Agreement dated August 24, 2016 (collectively, as further amended, restated, supplemented or modified from time to time, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement) pursuant to which the Lenders committed to make certain loans to the Borrowers upon the terms and conditions set forth therein;

WHEREAS, Real Alloy has informed Agent that it intends to (a) purchase certain assets (the “Asset Purchase”) from Texas Aluminum Recycling LLC, an Ohio limited liability company (“Texas Recycling”), Wisconsin Aluminum Recycling LLC, an Ohio limited liability company (“Wisconsin Recycling”), Pennsylvania Aluminum Recycling LLC, an Ohio limited liability company (“Pennsylvania Recycling”), Beck Aluminum Alloys, Ltd., an Ohio limited liability company (“BAA”) and Beck Aluminum Corporation, an Ohio corporation (“BAC” and together with Texas Recycling, Wisconsin Recycling, Pennsylvania Recycling and BAA, the “Asset Sellers”) and (b) acquire a 49% membership interest in Beck Aluminum International, LLC, an Ohio limited liability company, from GSB Beck Holdings, Inc., an Ohio corporation (“GSB”) (the “Equity Purchase”) pursuant to the terms and conditions of that certain Asset and Securities Purchase Agreement to be entered into on or about the date hereof (the “Purchase Agreement”) by and among the Asset Sellers, GSB and Real Alloy;

WHEREAS, Real Alloy has further informed Agent and the Lenders that the Asset Purchase will not satisfy certain of the conditions to a Permitted Acquisition (all such conditions to any Permitted Acquisition are collectively referred to herein as the “Permitted Acquisition Conditions”); and

WHEREAS, the Credit Parties have requested that Agent and the Lenders consent to the Asset Purchase and amend certain provisions of the Credit Agreement to, inter alia, consent to the Equity Purchase, and, subject to the satisfaction of the conditions set forth herein, Agent and the Lenders signatory hereto are willing to do so, on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the other Credit Parties, Agent and the Lenders party hereto do hereby agree as follows:

1.Consent.  Subject to the effectiveness and the terms and conditions of this Agreement, including those set forth in Section 4 hereof, and notwithstanding anything to the contrary contained in the Credit Agreement or in any of the other Loan Documents, Agent and the undersigned Lenders hereby consent to the consummation of the Asset Purchase pursuant to the terms of the Purchase Agreement notwithstanding the failure of the Asset Purchase to satisfy the Permitted Acquisition Conditions set forth in (i) clauses (a)(i)(y) and (a)(ii) of the definition of “Permitted Acquisition” on or before fourteen (14) days prior to the consummation of the Asset Purchase (collectively, the “Pre-Closing Deliverables”) and (ii) clauses (f) and (g) of the definition of “Permitted Acquisition”; provided that (A) the Pre-Closing Deliverables shall have been delivered concurrently with or prior to the consummation of the Asset Purchase, (B) after giving effect to the Asset Purchase, Availability shall not be less than $23,500,000, (C) average Availability for the thirty (30) day period ending on the date of the Asset Purchase (giving pro forma effect to the Asset Purchase for each day in such thirty (30) day period) shall not be less than $23,500,000 and (D) the parties hereto acknowledge and agree that the Asset Purchase shall be deemed to be a Permitted Acquisition for all purposes under the Credit Agreement and each of the other Loan Documents.

2.Ratification and Incorporation of Credit Agreement and Other Loan Documents; Acknowledgments.  Except as expressly modified under this Amendment, (a) each Credit Party hereby acknowledges, confirms, and ratifies all of the terms and conditions set forth in, and all of its respective obligations under, the Credit Agreement and the other Loan Documents to which it is a party, and (b) all of the terms and conditions set forth in the Credit Agreement and the other Loan Documents are incorporated herein by this reference as if set forth in full herein.  Each Credit Party represents that as of the date of execution of this Amendment it has no offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to the amount of the Obligations.

3.Amendments. Subject to the terms and conditions of this Amendment, including, without limitation, those set forth in Section 4 hereof, the Credit Agreement shall be amended as follows:

(a)Clauses (q) and (r) of Section 4.2 (Certificates; Other Information) of the Credit Agreement are hereby amended by (i) deleting clause (q) in its entirety and substituting in lieu thereof the following new clause (q) and (ii) adding the following new clause (r):

(q)as soon as available, but not later than one hundred twenty (120) days after the end of each fiscal year of the Beck Trading Business Joint Venture, a copy of the unaudited balance sheet of the Beck Trading Business Joint Venture and the related statements of income or operations, shareholders’ equity and cash flows for such fiscal year, each of which shall be complete and correct and fairly present, in all material respects, in accordance with GAAP, the financial position and the results of operations of the Beck Trading Business Joint Venture, subject to normal year-end adjustments and absence of footnote disclosures; and

(r)promptly, such additional business, financial, collateral, corporate affairs, perfection certificates and other information as Agent may from time to time reasonably request.

(b)Clauses (h), (i) and (j) of Section 5.4 (Acquisitions; Loans and Investments) of the Credit Agreement are hereby amended by (i) deleting clauses (h) and (i) in their entirety and substituting in lieu thereof the following new clauses (h) and (i) and (ii) adding the following new clause (j):

(h)the Closing Date Acquisition and any Permitted Acquisitions;

(i)the Investment by Real Alloy Recycling in the Beck Trading Business Joint Venture pursuant to the Purchase Agreement made on the Third Amendment Effective Date in an amount not to exceed the allocation of the Purchase Price (as defined in the Purchase Agreement) in such Investment; provided that with respect to the Beck Trading Business Joint Venture, Real Alloy Recycling shall not have any liability for the obligations of such joint venture and Real Alloy Recycling’s liability is limited to the Investment therein on the Third Amendment Effective Date; and

(j)other Investments not described above in an aggregate amount not to exceed $3,000,000 at any time.

(c)Clause (e) (Cross-Default) of Section 7.1 (Events of Default) of the Credit Agreement is hereby amended to by adding the following new clause (e)(v):

“or (v) the occurrence and continuance of any event of default under the Beck Acquisition Term Loan Documents;”

(d)Section 11.1 (Defined Terms) of the Credit Agreement is hereby amended by deleting the defined terms “LIBOR” and “U.S. Borrowing Base” and the following new defined terms “LIBOR” and “U.S. Borrowing Base” shall be substituted in lieu thereof to read as follows:

“LIBOR” means, for each Interest Period for each LIBOR Rate Loan the offered rate per annum for deposits of Dollars for the applicable Interest Period that appears on Reuters Screen LIBOR01 Page as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period (which shall not be less than 0.00% per annum).  If no such offered rate exists, such rate will be the rate of interest per annum, as determined by Agent at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2)

Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.

“U.S. Borrowing Base” means, with respect to the U.S. Borrowers on a consolidated basis, as of any date of determination by Agent, from time to time, an amount equal to the lesser of:

(a)the Aggregate Revolving Loan Commitment at such time less the Canadian Outstandings at such time; and

(b)the sum of (x) the AR Advance Rate multiplied by the book value of Eligible Accounts of such Borrowers at such time, plus (y) the lesser of (i) 75% of the book value of Eligible Inventory of such Borrowers valued at the lower of cost or market on a first-in, first-out basis, and (ii) 85% of the book value of Eligible Inventory of such Borrowers, valued at the lower of cost or market on a first-in, first-out basis multiplied by the NOLV Factor; provided that during the Finished Goods Inventory Enhancement Period, and solely with respect to Eligible Finished Goods Inventory, the amount of Eligible Finished Goods Inventory that would otherwise be included in the calculation of clause (y) above shall be equal to the Finished Goods Inventory Advance Rate multiplied by the book value of Eligible Finished Goods Inventory of such Borrowers, valued at the lower of cost or market on a first-in, first-out basis;

in each case less Reserves established by Agent at such time in its Permitted Discretion.

(e)Section 11.1 (Defined Terms) of the Credit Agreement is hereby amended by adding the following new definitions of “AR Advance Rate”, “Beck Acquisition Term Loan Documents”, “Beck Trading Business Joint Venture,” “Eligible Finished Goods Inventory”, “Finished Goods Inventory Advance Rate”, “Finished Goods Inventory Enhancement Period”, “Purchase Agreement” and “Third Amendment Effective Date” to appear in appropriate alphabetical order:

“AR Advance Rate” means, beginning on the Third Amendment Effective Date and continuing through the end of the month in which the Third Amendment Effective Date occurs, 90%, which amount shall automatically decrease on the first day of each subsequent month by 0.5% until such amount is reduced to 85%.

“Beck Acquisition Term Loan Documents” means, collectively, (a) that certain Term Loan Agreement between Real Alloy Recycling and Wells Fargo Bank, National Association, (b) that certain Security Agreement between Real Alloy Recycling and Wells Fargo Bank,

National Association, and (c) all documents delivered in connection with any of the foregoing, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Beck Trading Business Joint Venture” means Beck Aluminum International, LLC, an Ohio limited liability company, a joint venture between Real Alloy Recycling and GSB Beck Holdings, Inc., an Ohio corporation.

“Eligible Finished Goods Inventory” means, without duplication of any other Inventory included in the determination of the U.S. Borrowing Base, Inventory that qualifies as Eligible Inventory and consists of finished goods held for sale in the Ordinary Course of Business of the Borrowers. Notwithstanding the above, Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Finished Goods Inventory from time to time in its Permitted Discretion; provided that Agent shall provide the Borrower Representative five (5) days prior written notice before making such modifications or adjustments with respect to Reserves; provided further that notwithstanding the foregoing, no such notice shall be required if (a) Exigent Circumstances exist and are continuing or (b) if, after giving effect to such modification or adjustment, Availability is less than the greater of $16,500,000 and 15% of the Aggregate Revolving Loan Commitment.

“Finished Goods Inventory Advance Rate” means, beginning on the Third Amendment Effective Date and continuing through the end of the month in which the Third Amendment Effective Date occurs, 83%, which amount shall automatically decrease on the first day of each subsequent month by 0.67%.

“Finished Goods Inventory Enhancement Period” means the period commencing on the Third Amendment Effective Date and ending on October 31, 2017.

“Purchase Agreement” has the meaning provided in the Third Amendment.

“Third Amendment Effective Date” means November 1, 2016.

4.Condition Precedent to Effectiveness of Amendment.  This Amendment shall become effective as of the date upon which each of the following conditions precedent is satisfied in full in the sole discretion of Agent (such date, the “Third Amendment Effective Date”):

(a)Agent shall have received duly executed counterparts of this Amendment from each Credit Party and the Lenders and all of the other agreements, documents, instruments and other items set forth on the closing checklist attached hereto as Annex A;

(b)Agent shall have received duly executed originals of a pro forma Borrowing Base Certificate, dated as of the Third Amendment Effective Date, reflecting information concerning Eligible Accounts and Eligible Inventory of Borrower as of a date not more than seven (7) days prior to the Third Amendment Effective Date;

(c)the truth and accuracy of the representations and warranties contained in Section 5 hereof; and

(d)the Borrowers shall have paid to Agent an amendment fee in an amount equal to $30,000, which fee shall be fully earned and non-refundable when paid and shall be distributed ratably to the Lenders in accordance with their respective pro rata shares of the Commitments.

5.Representations and Warranties. The Borrowers and each other Credit Party hereby represent and warrant to Agent and the Lenders as follows:

(a)Representations and Warranties.(i) Each of the representations and warranties contained in the Loan Documents is true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date of execution of this Amendment, except for any representation and warranty that relates by its terms only to an earlier date (in which case, it shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of such earlier date) and (ii) and after giving effect to this Amendment, no Default or Event of Default shall exist or arise therefrom.

(b)Binding Effect of Documents.  This Amendment and the other Loan Documents have been duly executed and delivered to Agent and the Lenders by the Borrowers and each of the other Credit Parties and are in full force and effect, as modified hereby.

(c)No Conflict, Etc.  The execution, delivery and performance of this Amendment by the Borrowers and each of the other Credit Parties will not violate any law, rule, regulation or order or Contractual Obligation or Organizational Document of the Borrowers or any other Credit Party and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues.

(d)Authority.  Each of the Borrowers and the other Credit Parties has the corporate or limited liability company, as applicable, power and authority to (i) enter into this Amendment and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it.

6.Provisions of General Application.

(e)Effect of this Amendment.  Nothing in this Amendment is intended (or shall be construed) to constitute the consent of Agent or any Lender to any other transaction or the waiver by Agent or any Lender of any Default or Event of Default.  Except as set forth in Section 3 of this Amendment, no other changes or modifications to the Credit Agreement or any other Loan Document are intended or implied by this Amendment and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date of execution of this Amendment.  To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall govern and control.  The Credit Agreement and this Amendment shall be read and construed as one agreement.

(f)Binding Effect.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(g)Survival of Representations and Warranties.  All representations and warranties made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent and the Lenders to rely upon them.

(h)Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment.

(i)Captions. The captions and headings of this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment.

(j)Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(k)Counterparts.  This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.  Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

(l)Entire Agreement.  This Amendment is a Loan Document and the Credit Agreement as modified by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

7.Waiver, Release and Disclaimer.  IN CONSIDERATION OF THE LENDERS’ AND AGENT’S AGREEMENTS CONTAINED IN THIS AMENDMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY RELEASES AND FOREVER DISCHARGES THE LENDERS AND AGENT AND THEIR AFFILIATES, SUBSIDIARIES, SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, CONSULTANTS AND ATTORNEYS (EACH, A “RELEASED PERSON”) OF AND FROM ANY AND ALL CLAIMS, SUITS, ACTIONS, INVESTIGATIONS, PROCEEDINGS OR DEMANDS, WHETHER BASED IN CONTRACT, TORT, IMPLIED OR EXPRESS WARRANTY, STRICT LIABILITY, CRIMINAL OR CIVIL STATUTE OR COMMON LAW OF ANY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH SUCH CREDIT PARTY EVER HAD OR NOW HAS AGAINST AGENT, ANY LENDER OR ANY OTHER RELEASED PERSON WHICH RELATES, DIRECTLY OR INDIRECTLY, TO ANY ACTS OR

OMISSIONS OF AGENT, ANY LENDER OR ANY OTHER RELEASED PERSON RELATING TO THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT ON OR PRIOR TO THE DATE OF EXECUTION OF THIS AMENDMENT.

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signature pages follow]

Exhibit 10.44

IN WITNESS WHEREOF, the parties have caused this Consent and Third Amendment to Revolving Credit Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

REAL ALLOY RECYCLING, INC.

/s/ Michael J. Hobey
Michael J. Hobey
Vice President and Treasurer

REAL ALLOY BENS RUN, LLC

/s/ Michael J. Hobey
Michael J. Hobey
Vice President and Treasurer

REAL ALLOY SPECIALTY PRODUCTS, INC.

/s/ Michael J. Hobey
Michael J. Hobey
Vice President and Treasurer

REAL ALLOY SPECIFICATION, INC.

/s/ Michael J. Hobey
Michael J. Hobey
Vice President and Treasurer

ETS SCHAEFER, LLC

/s/ Michael J. Hobey
Michael J. Hobey
Vice President and Treasurer

REAL ALLOY CANADA LTD.

/s/ Michael J. Hobey
Michael J. Hobey
Vice President and Treasurer

CONSENT AND THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

CREDIT PARTIES:

REAL ALLOY INTERMEDIATE HOLDING, LLC

/s/ John A. Miller
John A. Miller
Executive Vice President

REAL ALLOY HOLDING, INC.

/s/ Michael J. Hobey
Michael J. Hobey
Vice President and Treasurer

RA MEXICO HOLDING, LLC

/s/ Michael J. Hobey
Michael J. Hobey
Vice President and Treasurer

AGENT AND LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS Agent and as a Lender

/s/ Matthew Howe
Matthew Howe
Vice President

LENDER:

WINTRUST BANK

/s/ Michael Bragg
Michael Bragg
Vice President

ANNEX A

Closing Checklist